EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-121184 and No. 333-169056) of our report dated March 16, 2011, relating to the consolidated financial statements of Alpha Pro Tech, Ltd. as of and for the year ended December 31, 2010 included in the Annual Report on Form 10-K of Alpha Pro Tech, Ltd. for the year ended December 31, 2011.

/s/    MAYER HOFFMAN MCCANN P.C.

Salt Lake City, Utah
March 15, 2012